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                                                                    EXHIBIT 99.1


NEWS RELEASE

Date:  May 8, 2003                                    CorVel Corporation
                                                      2010 Main Street
                                                      Suite 600
                                                      Irvine, CA  92614

FOR IMMEDIATE RELEASE                                 Contact: Richard Schweppe
                                                      Phone:  949-851-1473
                                                      http://www.corvel.com


CORVEL ANNOUNCES RECORD REVENUES AND EARNINGS

IRVINE, California, May 8, 2003 - CorVel Corporation (NASDAQ: CRVL) reported record earnings per share of $0.39 for the quarter ended March 31, 2003, up 15% from per share earnings of $0.34 for the same quarter of the prior year. The Company reported net income of $1.50 per share for fiscal 2003, up 15% from earnings of $1.30 per share in the prior year. For the fiscal year ended March 31, 2003 revenues were $283 million, representing a 20% increase over the $236 million of revenues achieved in fiscal 2002.

Revenues and earnings for the quarter reflected continued growth in preferred provider networks (PPO's), coupled with low growth in case management services. During the year the Company experienced strong growth in its services to the auto insurance market. This offset slower conditions in its workers' compensation markets, where the current recession has slowed claims volumes.

The Company's CareMC website continued its rapid growth in the quarter. Registered users have approximately doubled in each of the last two quarters, as the site's expanding capabilities have begun to catch on with major payors and employers. Although this volume increase is requiring substantial expansions in the underlying resources, efficiencies derived from the implementation of newer technologies are simultaneously reducing computing expenses. CareMC provides secure communication among payors, employers, patients and healthcare professionals. Four years in development, CareMC is now benefiting from ongoing improvements in communications technology and growing customer recognition of the value of interactivity. CareMC increasingly differentiates CorVel from its competitors.

CorCare, CorVel's PPO, also continued to contribute strongly to overall results. CorCare has been expanded to include directed care networks. These programs involve services for the providers, including the scheduling of care, management of service delivery and assurance of reimbursement. Directed care networks have been taking a larger share of total PPO sales, both in the industry and within CorVel. The Company is expanding its networks of participating providers, and building related CareMC support systems.

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Directed care networks improve service and savings, while helping shorten disability periods. In addition, during the year the Company's PPO administration services were expanded to include automated processing support for third party medical bill review organizations.

CorVel continues to participate in the industry-wide movement to automate healthcare transactions and improve administrative efficiencies. The Company's long-term strategy of investment in information processing technology has positioned CorVel well in this regard. CorVel's MedCheck services automate provider reimbursement, streamline processing, and reduce claims costs. CorVel has begun offering ASP (Application Service Provider) services to payors wanting to provide such services internally. During the quarter access to MedCheck from within the CareMC website was improved, and cross-platform information sharing expanded.

Automation initiatives, coupled with expanded efforts to control claims costs, spurred growth in the usage of CorVel's services by auto claims processors. Custom auto claims services were established in several other states to meet the unique needs of large TPA's and insurers. The Company increased marketing and sales resources directed at this market. More recently, a modification of CareMC has been underway to further tailor its presentation of information to meet the specific needs of the auto market. Demand in this market can be volatile though, since it can be impacted by legislative changes.

ABOUT CORVEL

CorVel Corporation (http://www.corvel.com) is a national provider of leading-edge services and solutions in the field of managed healthcare. CorVel specializes in applying information technology and e-commerce applications to improve healthcare management in the workers' compensation, group health, auto and disability management insurance markets. The Company provides networks of preferred providers, case management, utilization management, independent medical evaluations and medical bill review to more than 1,500 clients through its 3,400 associates and 185 offices in 49 states. Leveraging its commitment to flexibility and personal service, CorVel delivers custom solutions for employers, insurers, third party administrators and government entities.

This press release contains forward-looking statements that are subject to risks and uncertainties, including the risk that the historical financial performance of the Company may not be indicative of future financial performance and the risk that the recent performance of the Company's Common Stock may not be indicative of its future performance, as well as other risks detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended March 31, 2002, and the Company's most recent form 10-Q's.
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CORVEL CORPORATION
QUARTERLY INCOME STATEMENTS

THREE AND TWELVE MONTHS ENDING MARCH 31, 2002 AND 2003

                                                March 31,            MARCH 31,
THREE MONTHS ENDED MARCH 31,                      2002                 2003
                                              -----------         ------------
Revenue                                       $60,776,000         $ 73,987,000
Costs and expenses                             54,594,000           67,098,000
                                              -----------         ------------

Income before income taxes                      6,182,000            6,889,000
Income tax expense                              2,349,000            2,618,000
                                              -----------         ------------

Net income                                    $ 3,833,000         $  4,271,000
                                              ===========         ============

Earnings per share:
BASIC                                         $      0.35         $       0.40
                                              ===========         ============
DILUTED                                       $      0.34         $       0.39
                                              ===========         ============

Weighted average shares:
BASIC                                          10,916,000           10,647,000
DILUTED                                        11,274,000           10,951,000


                                                March 31,           MARCH 31,
TWELVE MONTHS ENDED MARCH 31                      2002                2003
                                             ------------         ------------
Revenue                                      $235,912,000         $282,776,000
Costs and expenses                            212,008,000          256,028,000
                                             ------------         ------------

Income before income taxes                     23,904,000           26,748,000
Income tax expense                              9,083,000           10,164,000
                                             ------------         ------------

Net income                                   $ 14,821,000   $       16,584,000
                                             ============   ==================

Earnings per share:
BASIC                                        $       1.34   $             1.54
                                             ============   ==================
DILUTED                                      $       1.30   $             1.50
                                             ============   ==================
Weighted average shares:
BASIC                                          11,043,000           10,735,000
DILUTED                                        11,367,000           11,057,000